EXHIBIT 16.1

                    MERDINGER FRUCHTER ROSEN & COMPANY, P.C.
                               888 Seventh Avenue
                               New York, NY  10106
                                  212-757-8400



Securities and Exchange Commission
450 Fifth Street NW
Washington, DC  20549


Gentlemen:

We have read and agree with the comments in Item 4 of Form 8-K of CECS Corp. dated August 14, 2002.



                     /s/Merdinger Fruchter Rosen & Company, P.C.
                     -------------------------------------------
                     MERDINGER, FRUCHTER, ROSEN & COMPANY, P.C.
                     Certified Public Accountants


New York, New York
September 11, 2002